hopTo Inc. Adopts Stockholder Rights Plan

CONCORD, NH, Feb. 16, 2018 (GLOBE NEWSWIRE) -- hopTo Inc. (OTCQB: HPTO) ("hopTo" or the "Company") today announced that its Board of Directors approved the adoption of a stockholder rights plan (the “Rights Plan”) and declared a dividend distribution of one right (“Right”) for each outstanding share of common stock. The record date for such dividend distribution is February 26, 2018.

The adoption of the Rights Plan is intended to protect hopTo and its stockholders from the actions of third parties that the Board of Directors determines are not in the best interests of hopTo and its stockholders, and to enable all stockholders to realize the long-term value of their investment in hopTo. The Board of Directors believes that the Rights Plan will ensure that the Board of Directors remains in the best position to discharge its fiduciary duties to hopTo and its stockholders. The Rights Plan is not intended to interfere with any sale, merger, tender or exchange offer or other business combination approved by the Board of Directors. Nor does the Rights Plan prevent the hopTo Board of Directors from considering any offer that it believes to be in the best interest of hopTo’s stockholders.

The Rights Plan is similar to other plans adopted by publicly-held companies. Under the Rights Plan, the rights generally would become exercisable only if a person or group acquires beneficial ownership of 10% or more of hopTo’s common stock in a transaction not approved by hopTo’s Board of Directors. In that situation, each holder of a right (other than the acquiring person or group, whose rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Plan, a number of shares of hopTo common stock having a market value of twice such price. In addition, if hopTo is acquired in a merger or other business combination after an acquiring person acquires 10% or more of hopTo’s common stock, each holder of the right would thereafter have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Plan, a number of shares of common stock of the acquiring person having a market value of twice such price. The acquiring person or group would not be entitled to exercise these Rights. In the Rights Plan, the definition of “beneficial ownership” includes derivative securities.

The Rights Plan expires, without any further action being required to be taken by hopTo’s Board of Directors, on February 16, 2021.

Further details of the Rights Plan will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that hopTo will be filing with the Securities and Exchange Commission (SEC). These filings will be available on the SEC’s web site at www.sec.gov. Copies are also available at no charge at the Investor Relations section of hopTo’s corporate website at www.hopto.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release which are not historical facts may constitute “forward-looking statements” and are subject to various risks and uncertainties. Words such as “anticipate,” “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “intend,” “likely” and “should” and similar expressions identify forward-looking statements. Forward-looking statements in this document may include, but are not limited to, the statements regarding the anticipated benefits and expected consequences of the Rights Plan that hopTo has adopted. Such forward-looking statements are based upon hopTo’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual events may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the effectiveness of the Rights Plan in (i) preventing a third party from taking advantage of the onset of adverse market conditions or recent and potentially short-term declines in hopTo’s share price to acquire actual or effective control, in the open market or otherwise, of hopTo’s common stock without paying a price that does not reflect hopTo’s power’s intrinsic value or long-term prospects, or (ii) providing the Board with an increased period of time to evaluate the adequacy of an acquisition offer, investigate alternatives, solicit competitive proposals, or take other steps necessary to maximize value for the benefit of all hopTo stockholders. Other potential risk factors include the risk factors discussed under the heading “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and as updated from time to time in other filings with the SEC, which are available at http://www.sec.gov. There may be other factors that may cause actual events to differ materially from the forward-looking statements. All information provided in this release is as of the date hereof and no person undertakes any obligation to update publicly any information for any reason, except as required by law, even as new information becomes available or other events occur in the future. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About hopTo:

Founded in its current form in 2012, hopTo Inc. is a developer of application publishing software and a mobile productivity workspace platform. The company is based in Concord, NH.

For more information on hopTo, please visit: www.hopTo.com.

Investors / Media:

J.L. Casabonne

investors@hopto.com

408-688-2674 ext. 5025